SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2007

TELESOURCE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-2564	36-4025775
(State or other jurisdiction of	(Commission file number)	(IRS employer
incorporation or organization)		identification no.)

860 Parkview Boulevard
Lombard, Illinois 60148
(Address of principal executive offices, including zip code)

(630) 620-4787
(Registrant’s telephone number, including area code)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 On September 18, 2007, the Board unanimously approved the appointment of two new directors, increasing the number of Board members to seven.  Trudy Clark and Carl Smith are the two new Board members.  Ms. Clark has over 20 years of experience in the Defense Related Industry, primarily with the United States Air Force.  She graduated from the University of Maryland and received her master’s degree in Guidance and Counseling from Troy State University.  Mr. Smith has over 20 years experience in the Defense Related Industry, primarily in the Department of Defense.   Mr. Smith graduated from the University of Hawaii and holds a Juris Doctorate degree from University of California.

There have not been any financial or other transactions presently or in the past with either of the new Board members.

Ms. Clark and Mr. Smith will serve on the Government Security Committee with existing Board members Ralph Beck (Chairman) and Nidal Zayed (CEO).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Telesource International (Registrant)

By:	/s/ Greg Grosvenor
Greg Grosvenor, Chief Financial Officer
Date: September 26, 2007